CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We have issued our reports dated February 25, 2025, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of A10 Networks, Inc. on Form 10-K for the year ended December 31, 2024. We consent to the incorporation by reference of said reports in the Registration Statements of A10 Networks, Inc. on Forms S-8 (File No. 333-194719, File No. 333-202652, File No. 333-209835, File No. 333-212954, File No. 333-216208, File No. 333-227781, File No. 333-230350, File No. 333-272010). GRANT THORNTON LLP San Jose, California February 25, 2025